                                                                     EXHIBIT 2.1
                           STOCK EXCHANGE AGREEMENT

                          dated as of August 1, 2001

                                 by and among

                       the Parties listed on Appendix A

                                      and

                            INTERALLIED GROUP, INC.


                       ACQUISITION OF 7,905,414 SHARES
                       OF COMMON STOCK, PAR VALUE $0.01
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                           STOCK EXCHANGE AGREEMENT

               This Stock Exchange Agreement (the "Agreement"), dated as of August 1, 2001, by and among the parties listed on Appendix A hereto (individually, a "Shareholder" and collectively, the "Shareholders"), and INTERALLIED GROUP, INC., a corporation organized under the laws of the State of Nevada (the "Company").

                             W I T N E S S E T H:

               WHEREAS, the Shareholders and the Company desire to enter into a tax-free reorganization transaction under Section 368(a) of the Internal Revenue Code of 1986, as amended, pursuant to which the Company transfers to the Shareholders, upon the terms and conditions set forth herein, 7,905,414 shares (the "Shares") of common stock of the Company, $0.01 par value (the "Common Stock") in exchange for the number of shares of common stock of Pilot Therapeutics, Inc. ("PTI"), $0.001 par value per share (the "PT Common Stock"), set forth next to the name of each Shareholder on Appendix A hereto;

               NOW THEREFORE, for the consideration herein stated and in further consideration of the premises and the mutual agreements, covenants and provisions herein contained, the parties hereto agree as follows:

               1.     The Transaction - Exchange of Shares.

                      (a) Transfer of Shares. Subject to the terms and conditions herein contained, including the conditions set forth in
         Section 6 hereof, and in reliance upon the Company's and Shareholders' representations as set forth below, the Company agrees to transfer to each Shareholder, and each Shareholder agrees to acquire from the Company, on the Closing Date (as defined below), the number of Shares set forth next to the name of each Shareholder on Appendix A hereto, free and clear of any lien, encumbrance, equity or adverse claim, all of which Shares, upon the issuance thereof in accordance herewith, shall be fully paid and non-assessable.

                      (b) Exchange of Shares. As against the transfer by the Company of the Shares on the Closing Date, each Shareholder agrees to exchange the number of shares of PT Common Stock set forth next to the name of each Shareholder on Appendix A hereto.

                      (c) Company Transaction. On or prior to the Closing Date, the Company shall enter into one or more transactions (collectively, "Company Transactions") pursuant to which its existing obligations set forth on Appendix B will either be terminated or assigned to third parties, including the assignment of certain obligations and rights. The assignees of the Company's obligations shall be issued the number of shares of Common Stock of the Company set forth on Appendix B in consideration for such assignees' assumption of the Company's obligations. All such
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          assignees shall jointly and severally agree to indemnify and hold the
          Company harmless from all claims, liabilities and expenses arising from the assumed obligations.

               2.     The Closing.

                      (a) Time and Place of Closings. The consummation of the transfer of the Shares shall occur at a closing (the "Closing") to be held at the offices of Hunton & Williams, Bank of America Plaza, 101
          S. Tryon Street, Suite 3500, Charlotte, N.C. 28280, at 10:00 A.M. on August 24, 2001, or such other place, time and date as may be mutually agreed upon by the Shareholders and the Company. Such date is herein sometimes referred to as the "Closing Date".

                      (b) Action to Be Taken. Upon satisfaction of the conditions of closing set forth in this Agreement, (i) the Company shall execute and deliver to each Shareholder a duly executed stock certificate, duly registered in the Shareholder's or the Shareholder's designee name and dated the Closing Date, evidencing the Shares and
          (ii) each Shareholder shall execute and deliver to the Company the number of shares of PT Common Stock set forth next to each Shareholder's name on Appendix A hereto along with an appropriately executed stock power endorsed in the name of the Company.

                      (c) Termination of Amended and Restated Shareholders Agreement and Investor Rights Agreement. Each Shareholder agrees that upon consummation of the Closing, the Amended and Restated Shareholders Agreement, dated as of February 28, 2001, among PTI and the Shareholders (the "Shareholders Agreement") and the Amended and Restated Investor Rights Agreement, dated as of December 11, 1998 among PTI and the Shareholders parties thereto (the "IR Agreement") shall terminate and be of no further force and effect.

               3. Representations and Warranties of the Company. The Company represents and warrants to each Shareholder as follows:

               (a) Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is duly qualified to do business and in good standing in each jurisdiction where such qualification is required. The Company has all requisite corporate power and authority to conduct its business as presently being conducted and as proposed to be conducted and to own properties. The Company has all requisite corporate power and authority to execute, deliver and perform all of its obligations under this Agreement.

               (b) Authority. The execution and delivery by the Company of this Agreement, the performance of its obligations hereunder and the consummation by the Company of the transactions contemplated or referenced hereby:

                      (i) have been duly authorized by all necessary corporate action, do not contravene any provision of the Company's charter or by-laws, and do not require

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

         the Company to obtain any consents, approvals or authorizations which have not been obtained;

                 (ii) do not violate any provision of any law, rule or regulation;

                 (iii) do not and will not result in a breach or constitute a default under any material agreement to which the Company is a party or by which any of its properties are bound, including, without limitation, any indenture, loan or credit agreement, lease, debt instrument or mortgage; and

                 (iv) do not result in or require the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of the Company's properties.

         This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights or remedies generally.

         (c) No Default. The Company (i) is not in material default under any law, rule or regulation, order, writ, judgment, injunction, decree, determination, award, indenture, loan or credit agreement, lease, debt instrument or mortgage or any other material agreement of the Company, (ii) is not aware of any fact, circumstance, condition or other state of affairs that, with the giving of notice or the lapse of time, will constitute such material default, and (iii) will not be in any such material default by virtue of the transactions contemplated hereby.

         (d)     The Shares.

                 (i) The Shares will have been duly and validly authorized by all necessary action on the part of the Company as of the Closing Date.

                 (ii) When issued and delivered pursuant to this Agreement, the Shares will be duly and validly issued, fully paid and non-assessable.

                 (iii) The issuance, sale and delivery of the Shares are not subject to any preemptive right of stockholders of the Company arising under law or the Certificate of Incorporation or By-laws or any contractual right of first refusal or other right in favor of any person.

         (e) Authorized Capital. The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. Of such authorized capital stock, 1,863,537 shares of Common Stock and no shares of

Preferred Stock were validly issued and outstanding on the date hereof. There are no existing options, warrants, contracts, calls, commitments, demands or other agreements of any character to which the Company is a party relating to the authorized and issued or unissued capital stock of the Company. All of the Common Stock which is issued and outstanding is fully paid and non-assessable. At no time has the Company issued any capital stock not duly authorized on the date of issuance thereof. All outstanding shares of the Company's Common Stock have been issued in compliance with all applicable federal and state securities laws.

         (f) Subsidiaries, Affiliates and Joint Ventures. After the completion of the Company Transactions, on the Closing Date the Company shall not own or control, directly or indirectly, any interest in, or any commitment to acquire any such interest in, any corporation, firm, partnership or organization and shall not be a party to any joint venture or similar affiliation.

         (g) Consents and Approvals. The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby do not require the Company to obtain any consent, approval or action of, or make any filing with or give any notice to, any corporation, person or firm or any public, governmental or judicial authority.

         (h) Litigation. There is no action, suit, claim, proceeding or investigation pending or to the best of the Company's knowledge, threatened against the Company that could either individually or in the aggregate have a material adverse effect on the Company, or result in any change in the current equity ownership of the Company. After reasonable inquiry of its employees and consultants who have provided services to the Company during the 12-month period prior to the date hereof, the Company is not aware of any fact which might result in or form the basis for any such action, suit, claim, proceeding or investigation. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality (whether federal, state, local or foreign) that could have a material adverse effect on the Company, or result in any change in the current equity ownership of the Company. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

         (i) Intellectual Property. The Company does not own any licenses, patents (and applications therefor), patent disclosures, trademarks, service marks, trade names, copyrights (and applications therefor), inventions, discoveries, processes, know-how, scientific, technical, engineering and marketing data, formulae and techniques (collectively, the "Intellectual Property"). The conduct of the Company's business prior to the Closing Date has not materially conflicted with or infringed on the patents, trademarks, service marks, trade names, copyrights, trade secrets, proprietary rights and processes of any other person. The Company has not granted any options, licenses or agreements of any kind relating to any Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements with respect to the Intellectual Property of any other person or entity. The Company is not currently obligated or under any existing liability to make royalty or other payments to any owner of, licenser of, or other claimant to, any patent, trademark, service names, trade names, copyrights, or other intangible asset, with respect to the use thereof or in connection with the conduct of its business as conducted prior to the Closing, or otherwise. The Company has not received any claim or any written communications alleging that the Company has violated or would violate any of the Intellectual Property of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with the use of the employee's best efforts to promote the interests of the Company or that would conflict with the Company's business. None of the execution or delivery of this Agreement or any agreement contemplated hereby, or the operation of the Company's business by the employees of the Company, or the conduct of the Company, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under, any contract, covenant or instrument under which any of such employees is so obligated.

         (j) Agreements; Action. The Company is not a party to, or in any way obligated under, nor is any property or asset of the Company subject to, any contract, lease or other obligation, absolute or contingent. The Company has not engaged in the past twelve months in any discussion with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction in which more than 50% of the voting power of the Company is disposed of or regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

         (k) Properties. The Company does not own or lease any properties or assets.

         (l) Licenses. The Company does not have any licenses and permits (federal, state, foreign and local). Prior to the Closing, no violations have been communicated to the Company in respect of any licenses or permits and no proceeding is pending or, to the Company's knowledge, threatened toward the revocation of any such licenses or permits.

         (m) Financial Statements. The Company has delivered to the Shareholders the audited consolidated balance sheet of the Company and subsidiaries as of December 31, 2000 and the related audited consolidated statements of operations, stockholders' equity (deficiency) and cash flows for the years ended December 31, 2000 and 1999 and the unaudited condensed consolidated balance sheet of the Company and subsidiaries as of June 30, 200l and the related unaudited condensed consolidated statements of operations and cash flows for the quarter ended June 30, 200l (together, the "Financial Statements"). The Financial Statements present fairly the consolidated financial position of the Company and subsidiaries as at the respective dates thereof and the related statements of operations, stockholders' equity (deficiency) and cash flows for the years ended on such dates fairly present the results of operations, stockholders' equity and accumulated deficit, and cash flows for the respective periods covered thereby. The Financial Statements, including the schedules and notes thereto, were prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods indicated.

         The books and records of the Company fairly reflect the assets, liabilities and operations of the Company and the Financial Statements are in conformity therewith.

         Except as disclosed in Schedule 3(m) or as contemplated in this Agreement, since the respective dates of the Financial Statements, there has been no material adverse change in the financial condition or operations of the Company nor has there been any event which has occurred on or prior to the date hereof which in any way has or which will have such a material adverse effect.

         (n) The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

         (o) Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the Financial Statements, the Company did not have, as of the respective dates of the Financial Statements, any material debts, liabilities or obligations of any nature, whether accrned, absolute, contingent or otherwise, and whether due or to become due, including, without limitation, liabilities or obligations on account of taxes or other governmental charges or penalties, interest or fines thereon or in respect thereof. Since the respective dates of the Financial Statements, the Company has not incurred any liabilities or obligations outside the ordinary course of business. The Company does not know of any basis for the assertion against the Company of any debt, liability or obligation not fully reflected or reserved against in the Financial Statements.

         (p) Intercompany and Affiliate Transactions; Insider Interests. Except as disclosed in the Company's 10-KSB for the fiscal year ended December 31, 2000 and 10-QSB for the quarters ended March 31, 200l and June 30, 2001 filed by the Company with the Securities and Exchange Commission, there are no material transactions, intercompany agreements or arrangements of any kind, direct or indirect, between the Company and any director, officer, employee, stockholder or relative or affiliate thereof, including, without limitation, loans, guarantees or pledges to, by or for the Company from, to, by or for any of such persons, that will be in effect on the Closing Date.

         (q)    Taxes. The Company has

                (i) filed all tax returns required to be filed by any jurisdiction to which it is or has been subject,

                 (ii) paid in full all taxes due and all taxes claimed to be due by each such jurisdiction, and any interest and penalties with respect thereto, subject to audit by the taxing authority of such jurisdiction,

                 (iii) fully accrued on its books all taxes for any period which are not yet due, and

                 (iv) made timely payments of the taxes required to be deducted and withheld from the wages paid to its employees.

All federal, state, county and local tax returns, schedules, declarations and other tax related documents filed by the Company correctly reflect income, expense, deductions, credits and loss carryovers of the Company. The Company has not received any notice of deficiency or assessment or proposed deficiency or assessment from any federal, state, local or foreign taxing authority which has not been paid. There are no agreements, consents or waivers by the Company for the extension of the time for the assessment of any taxes or deficiencies against the Company or with respect to its operations or assets, and no power of attorney granted by the Company with respect to any matter relating to taxes is currently in force. The Company is not a party to any agreement pursuant to the Internal Revenue Code of 1986, as amended, to be treated as a Subchapter S Corporation.

         (r) Insurance. The Company has no contracts of insurance in force on the Closing Date.

         (s) Employee Benefit Plans. The Company does not maintain or contribute to, and has not heretofore maintained or contributed to, any "employee benefit plan", including, but not limited to, any option, bonus, percentage compensation, profit sharing, deferred compensation, retirement, pension or union plan, or any other agreement, policy or practice providing pension or welfare benefits to current or former employees of the Company.

         (t) Environmental Matters. Notwithstanding anything to the contrary contained in this Agreement and in addition to the other representations and warranties contained herein:

                 (i) The Company and its respective operations are in material compliance with all applicable laws, regulations and other requirements of governmental or regulatory authorities or duties under the common law relating to toxic or hazardous substances, wastes, pollution or to the protection of health, safety or the environment (collectively, "Environmental Laws") and has obtained and maintained in effect all licenses, permits and other authorizations or registrations (collectively "Environmental Permits") required under all Environmental Laws and are in material compliance with all such Environmental Permits.

                 (ii) The Company has not performed or suffered any act which could give rise to, or has otherwise incurred, liability to any person (governmental or not) under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601 et seq. ("CERCLA"),
                                                            -- ---
         or any other Environmental Laws, nor has the Company received notice of any such liability or any claim therefor or submitted notice pursuant to Section 103 of CERCLA to any governmental agency with respect to any of its assets.

                 (iii) To the best knowledge of the Company, no hazardous substance, hazardous waste, contaminant, pollutant or toxic substance (as such terms are defined in any applicable Environmental Law and collectively referred to herein as "Hazardous Materials") has been released, placed, dumped or otherwise come to be located on, at, beneath or near any of the assets or properties owned or leased by the Company or any surface waters or groundwaters thereon or thereunder in violation of any Environmental Laws or that could subject the Company to liability under any Environmental Laws.

                 (iv) The Company does not own or operate, and has never owned or operated, aboveground or underground storage tanks.

                 (v) With respect to any or all of the real properties leased by the Company, (1) there are no asbestos-containing materials, urea formaldehyde insulation, polychlorinated biphenyls or lead-based paints present at any such properties, and (2) there are no wetlands, as defined under any Environmental Law, located on any such properties.

                 (vi) None of the real properties leased by the Company (1) has been used or is now used by the Company for the generation, transportation, storage, handling, treatment or disposal of any Hazardous Materials (other than de minimis quantities of Hazardous Materials used in the normal course of the Company's business and in compliance with all applicable Environmental Laws), or (2) is identified on a federal, state or local listing of sites which require or might require environmental cleanup.

                 (vii) To the best of the Company's knowledge, no condition exists on any of the real properties leased by the Company that upon the failure to act, the passage of time or the giving of notice would give rise to liability under any Environmental Law.

                 (viii) To the best of the Company's knowledge, there are no ongoing investigations or negotiations, pending or threatened administrative, judicial or regulatory proceedings, or consent decrees or other agreements in effect that relate to environmental conditions in, on, under, about or related to the Company, its operations or the real properties leased by the Company.

               (ix) Neither the Company nor its operations is subject to reporting requirements under the federal Emergency Planning and Community Right-to-Know Act, 42 U.S.C. (S) 11001 et seq., or analogous
                                                           -- ---
          state statutes and related regulations.

          (u) Labor Relations. The Company is not bound by or subject to any written or oral contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees of the Company.

          (v) Compliance with Applicable Laws. The operations of the Company have been conducted in accordance with all applicable laws, regulations, orders and other requirements of all courts and other governmental or regulatory authorities having jurisdiction over the Company, and its assets, properties and operations. The Company has not received notice of any violation of any such law, regulation, order or other legal requirements, or is in default with respect to any order, writ, judgment, award, injunction or decree of any federal, state or local court or governmental or regulatory authority or arbitrator, domestic or foreign, applicable to the Company or any of its assets, properties or operations. The Company has not knowledge of any proposed change in any such laws, rules or regulations (other than laws of general applicability) that would adversely affect the transactions contemplated by this Agreement.

          (w) No Material Adverse Change. Except as contemplated by this Agreement, since December 31,2000, there has been no change in the business, properties, assets, condition (financial or otherwise), prospects, liabilities or operations of the Company, which, individually or in the aggregate has had, or is reasonably likely to have, a material adverse effect on the business or financial condition of the Company. The Company is not aware of any fact or facts which, individually or in the aggregate, is or are reasonably likely to have a material adverse effect on the business or financial condition of the Company.

          (x) Accuracy of Information. None of the representations, warranties or statements of the Company contained in this Agreement, or in the schedules or exhibits hereto, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any of such representations, warranties or statements not misleading. All information relating to the Company which is known or would on reasonable inquiry be known to the Company or to the Company's directors or officers and which may be material to a purchaser for value of the Shares has been disclosed in writing to the Shareholders and any such information arising on or before the Closing Date will forthwith be disclosed in writing to the Shareholders.

          (y) Reports. The Company SEC Reports, as hereinafter defined, complied, as of their dates of filing, in all material respects with all applicable requirements of the Securities Act of 1993 (the "Act"), the Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Securities and Exchange Commission ("SEC"). As of their respective dates, none of such forms, reports or documents, including without limitation any financial statements or schedules included therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they were made. Each of the balance sheets (including the related notes) included in the Company SEC Reports fairly presented the consolidated financial position of the Company as of the respective dates thereof, and the other related financial statements (including the related notes) included therein fairly presented the results of operations and cash flows of the Company for the respective fiscal periods or as of the respective dates set forth therein. Each of the financial statements (including the related notes) included in the Company SEC Reports (i) complied as to form with the applicable accounting requirements and rules and regulations of the SEC, and (ii) was prepared in accordance with GAAP consistently applied during the periods presented. All material agreements, contracts and other documents required to be filed as exhibits to any of the Company SEC Reports have been so filed by the Company. "Company SEC Reports" shall mean (a) the Company's Annual Reports on Form 10-KSB for the fiscal years ended December 31,200O and 1999, and (b) all documents filed by the Company with the SEC pursuant to Sections 13(a) and 13(c) of the Exchange Act, any definitive proxy statements so filed pursuant to Section 14 of the Exchange Act and any report filed pursuant to Section 15(d) of the Exchange Act and all other reports and registration statements under the Act filed by the Company with the SEC, in each such case since December 31, 1999.

          4. Representations and Warranties of the Shareholders. Each Shareholder represents and warrants that:

          (a) Necessary Authorization and Approval. The Shareholder has full corporate or individual, as the case may be, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All acts and other proceedings required to be taken by or on the part of the Shareholder to authorize it to carry out this Agreement and the transactions contemplated hereby have been duly and properly taken. This Agreement has been duly executed and delivered by the Shareholder and constitutes the legal, valid and binding obligation of the Shareholder in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights or remedies generally. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby is prohibited by, or requires the Shareholder to obtain any consent, authorization, approval or registration under, any law, rule or regulation, other than as contemplated hereby, or any judgment, order, writ, injunction or decree, which is binding on the Shareholder or the terms of any contract to which the Shareholder is a party.

          (b) Securities Laws; Restricted Securities. Each Shareholder has been advised that none of the Shares have been registered under the Act or applicable state securities laws. Each Shareholder realizes that the Shares have not been registered under the Act, are characterized as "restricted securities" under the Act and, therefore, cannot be sold or transferred unless subsequently registered under the Act or an exemption from such registration is available. Each Shareholder's financial condition is such that it is unlikely that it would need to dispose of any of the Shares, in the foreseeable future. In this connection, each Shareholder represents that it is familiar with Rule 144 of the SEC, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

          (c) Acquisition Entirely for Own Account. The Shares will be acquired by each Shareholder for investment for the Shareholder's own account, not as a nominee or agent, and not with a view to reselling, granting any participation in or otherwise distributing any of the Shares in a manner contrary to the Act or any applicable federal or state securities law, and no Shareholder has any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person with respect to the Shares. Notwithstanding the foregoing, each Shareholder may sell, transfer or assign all or any part of the Shares to an affiliate.

          (d) Due Diligence. Subject to Section 7(a), each Shareholder has been solely responsible for its own due diligence investigation of the Company and its analysis of the merits and risks of the investment made pursuant to this Agreement, and is not relying on anyone else's analysis or investigation of the merits and risks of the Shares other than professional advisors employed specifically by the Shareholder to assist the Shareholder.

          (e) Access to Information. Each Shareholder has been given access to information regarding the Company, including, in particular, the current financial condition of the Company, and the risks associated therewith, and has utilized such access to its satisfaction for the purpose of obtaining information about the Company.

          (f) Sophistication. Each Shareholder is a sophisticated investor, is able to fend for itself in the transactions contemplated by this Agreement, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Shares.

          (g) Suitability. Each investment in the Shares is suitable for each Shareholder based upon its investment objectives and financial needs, and each Shareholder has adequate net worth and means for providing for its current financial needs and contingencies and has no need for liquidity of investment with respect to the Shares. Each Shareholder's overall commitment to investments that are illiquid or not readily marketable is not disproportionate to its net worth, and investment in the Shares will not cause such overall commitment to become excessive.

          (h) Professional Advice. Each Shareholder has obtained its own professional advice with respect to the risks inherent in the business of the Company and an investment in the Shares, the condition (financial and otherwise) of the Company and the suitability of the investment in the Shares in light of the Shareholder's financial condition and investment needs.

          (i) Ability to Bear Risk. Each Shareholder is in a financial position to purchase and hold the Shares and is able to bear the economic risk and withstand a complete loss of its investment in the Shares.

          (j) High Degree of Risk. EACH SHAREHOLDER RECOGNIZES THAT AN INVESTMENT IN THE SHARES INVOLVES A HIGH DEGREE OF RISK.

          (k) Stock Legend. Each Shareholder understands that the certificates evidencing the Shares will bear a legend substantially as follows: "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

          (l) Accreditation. Each Shareholder represents and warrants that it is an "accredited investor", as defined in Rule 501 under the Act.

          (m) Organization. PTI is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina and is duly qualified to do business and in good standing in each jurisdiction where such qualification is required. PTI has all requisite corporate power and authority to conduct its business as presently being conducted and as proposed to be conducted and to own properties.

          (n) Financial Budget and Projections. To the best knowledge of the Shareholders, the summary of PTI's financial budget and projections for its fiscal year ending December 3 1,200 1 delivered to the Company prior to the execution and delivery of this Agreement is reasonable and consistent with PTI's current and historical performance.

          5.   Delivery of Documentation by the Company to the Shareholders.

               (a) Current Information to be Supplied. The Company has delivered or made available to the Shareholders the following documents relating to the Company and the business conducted by the Company. The Company represents and warrants that such documents and schedules of information are true, correct and complete.

               (i) Charter and By-laws. Copies of (a) the Certificate of Incorporation, as amended to date, of the Company, certified by the Secretary of

          State of Nevada and (b) the By-laws of the Company, certified as true, correct and complete by an appropriate officer of the Company.

               (ii) Minutes. Minutes of all meetings of, or other evidence of action taken by, the shareholders, the Board of Directors or any committee of the Board of Directors of the Company since the formation of the Company.

               (iii) Company SEC Reports. Copies of the Company's 10-KSB for the fiscal year ended December 31,200O and 10-QSB for the quarters ended March 31,200l and June 30,2001.

               (b) Pre-Closing Agreements and Rights. The Company has delivered or made available to the Shareholders the following documents and schedules of information relating to the Company and the business of the Company as conducted during the period prior to the Closing. The Company represents and warrants that such documents and schedules of information are true, correct and complete. The Company further represents, warrants and covenants that, on or prior to the Closing the Company will have terminated or assigned, in either case, without further recourse to the Company, representation, warranty or liability, all agreements and obligations described in the schedules and transferred, sold or otherwise disposed of all rights, properties, interests and agreements described in the schedules, without further recourse to the Company, representation, warranty or liability with respect thereto, except such as the Shareholders may expressly agree in writing may be retained by the Company, it being understood that such agreement by the Shareholders may be given or withheld by the Shareholders in their sole and absolute discretion. The Company acknowledges that such terminations, assignments, transfers and dispositions are a condition to the obligations of the Shareholders on the Closing Date.

               (i) Salaries and Employment Agreements; Employee Benefits. As of the Closing Date, the Company will have no liabilities (i) to any current or former directors, officers, employees or agents of, or any consultant to, the Company or (ii) under any defined benefit and defined contribution pension or retirement plan, stock ownership plan, employment or consulting agreement, executive compensation plan, bonus plan, incentive compensation plan or arrangement, deferred compensation agreement or arrangement, agreement with respect to temporary employees or leased employees, vacation pay, sickness, disability or death benefit plan (whether provided through insurance, on a funded or unfunded basis or otherwise), employee stock option or stock purchase plan, severance pay plan, arrangement or practice, change in control agreement, retention plan or agreement, retiree medical or life insurance benefits plan, each other employee benefit plan, program or arrangement ("Benefit Plans");

               (ii) Insurance. As of the Closing Date, the Company will have no insurance policies pertaining to the operations or business of the Company currently in effect.

               (iii) Leased Property. A list (referred to as Schedule 5(b)(iii)) together with copies if written or descriptions if oral of all leases of real property and all material leases of personal property to which the Company is a party, either as lessor or lessee, including location or description of property; name of lessor; termination date or notice requirement with respect to termination; and annual rental and terms of payment.

               (iv) Real Property. A list and summary description (referred to as Schedule 5(b)(iv)) of all real property owned by the Company or which the Company has agreed to purchase or may be obligated to purchase, including a description of all liens, mortgages, security interests, rights of way, easements, restrictions, covenants, contracts, agreements and other encumbrances, if any, affecting the title of the Company to such real property, together with copies of all deeds, surveys, documents of title, policies of title insurance, title opinions and appraisals relating to such real property.

               (v) Other Assets. A list (referred to as Schedule 5(b)(v)) of all items of machinery, equipment, furniture, fixtures and leasehold improvements having a cost per item in excess of $100 as recorded in the books of account and records of the Company and reflected in the Financial Statementss, and all additions made thereafter having a cost per item in excess of $100.

               (vi)   Subsidiaries; Joint Ventures. A list (referred to as
          Schedule 5(b)(vi)) of any stock or equity interest of the Company in, or any commitment to acquire any such interest in, any corporation, firm, partnership or organization, together with a list and copies of any agency, joint venture, partnership or other agreements involving a similar affiliation to which the Company is a party.

               (vii) Contracts. A list (referred to as Schedule 5(b)(vii)), together with copies if written or descriptions if oral of each written or oral contract or agreement other than those described in one of the other schedules delivered pursuant hereto which (A) will involve from and after the respective dates of the Financial Statements a present commitment for the receipt or expenditure by the Company under any of the foregoing, of monies or value or more during the current fiscal year or any future fiscal year, including a list of all outstanding purchase and sale orders and commitments for personal property and services (but excluding certain purchase and sale orders or commitments for personal property or services entered into in the ordinary course of business since the respective dates of the Financial Statements) of the Company; or (B) is expected to involve investment by any third party in the Company on or after the date hereof.

               (viii) Bank Accounts and Powers of Attorney, etc. A list (referred to as Schedule 5(b)(viii)) of the name and address of each bank, together with the name and number of each account, in which the Company has an account or safe-deposit box, the names of all persons authorized to draw thereon or to have access thereto, and the names of any persons holding powers of attorney with respect to the business of the Company and a summary of the terms thereof.

               (ix) Loan Agreements; Liens. A list (referred to as Schedule 5(b)(ix)) together with copies of: (A) agreements, notes, instruments or other documents relating to indebtedness of or to the Company (other than open accounts payable), or money borrowed, or money loaned, or issued by or to the Company in satisfaction of obligations of or to the Company, including all mortgages, loan, credit, surety, guarantee, and lease-purchase arrangements or other financing agreements to which the Company is a party; and (B) all conditional sales contracts, chattel mortgages and other security agreements or arrangements with respect to personal property used or owned by the Company.

               (x) Customers. A list (referred to as Schedule 5(b)(x)) of all customers of the Company which purchased goods or services involving revenue (before returns and allowances) to the Company to date during the current fiscal year, the revenues contributed by such customers to date during the current fiscal year and the forecasted revenues expected to be contributed by such customers during the current fiscal year, together with a description of any arrangements made by or on behalf of the Company or any of its respective officers, directors or stockholders in connection with the entrance into a contract with such customers providing for (1) the payment of any consideration (including, without limitation, shares of capital stock of the Company or options, warrants or other similar rights to acquire capital stock of the Company or options or warrants therefor) to a customer or its officers, directors, stockholders or employees or (2) the sale to a customer or its officers, directors, stockholders or employees of shares of capital stock of the Company or options, warrants or other similar rights to acquire capital stock or options or warrants therefor. If any of such customers has furnished the Company with notice that it intends to terminate or reduce, or has terminated or reduced, its purchases from the Company with respect to an existing contract or understanding, Schedule 5(b)(x) shall identify such customers.

               (xi) Product Complaints. A list (referred to as Schedule 5(b)(xi)) of all written product complaints (except routine service complaints) or letters from dissatisfied customers or users received by the Company, including, without limitation, any notice of loss of quality control approvals and the current status of such notices, together with copies of all such written non-routine service complaints.

               (xii) Trademarks, Patents, etc. A list (referred to as Schedule 5(b)(xii)) of all trademarks, service marks, trademark registrations and applications for registration thereof, trade names, copyrights, copyright registrations and applications for registration thereof, inventions, trade secrets, patents. patent rights, patent applications and patent licenses owned or used by, or licensed to, the Company (if used in the business of the Company) by any of the

          Company's shareholders. There shall be included in Schedule 5(b)(xii) the date of expiration of any such patents or trademark registrations of the Company, the name of the lincensor of, and the date of expiration of any license under, any thereof, any known information relating to possible infringement with respect to any of the foregoing and a list of all licenses of the Company with respect to any of the foregoing.

               (xiii) Litigation and Certain Other Matters. A list together with a summary (referred to as Schedule 5(b)(xiii)) of all litigation, arbitration or administrative proceedings and governmental investigations pending or, to the knowledge of the Company, threatened against the Company or as to which the Company is a party.

               (xiv) Certain Transactions. A list and description (referred to as Schedule 5(b)(xiv)), together with a copy of any agreement, of all transactions or any presently proposed transactions to which the Company or any of its directors, officers or shareholders (or any relative or spouse of any director, officer or shareholder of the Company, or any relative of such spouse or my corporation, partnership, trust or other entity in which any such director, officer, shareholder, relative or spouse had or has a beneficial interest) was or is to be a party.

               (xv)    Indemnification Agreements. A list (referred to as
          Schedule 5(b)(xv)) and copies of any indemnification agreements and insurance policies relating thereto to which officers and/or directors of the Company in their capacities as such, are parties.

               (xvi) Tax Returns. Complete and correct copies of all federal, state and local income, franchise and other tax returns related to the operations of the Company for each fiscal year since January 1, 1995, together with complete and correct copies of all reports of tax authorities relating to examinations of such returns.

               (xvii) Licenses, Permits, etc. A list (referred to as Schedule 5(b)(xvii) together with copies of all licenses, permits, certificates, approvals, authorizations and/or orders acquired by the Company, including, without limitation, all licenses, permits, certificates approvals, authorizations and orders, required to be obtained from any federal, state or local government or governmental agency or authority having jurisdiction over the disposal of waste, the discharge of pollutants into the air or water or other environmental matters, relating to the business of the Company or the Subsidiary.

               (c) Return of Documents. In the event that the Closing shall not take place hereunder, each Shareholder agrees that it will return promptly to the Company or cause to be destroyed all documents (including copies thereof) which shall have been furnished to the Shareholder, or any of their advisors or counsel in connection with the transactions contemplated by this Agreement and will hold in strict confidence and will not use or disclose to any third party any confidential information concerning the Company obtained from such documents or otherwise in connection with the transactions contemplated hereby (except as may be required by law or regulations or unless and until such time as the Company shall have advised the Shareholder that such information is not confidential). In the event that the Shareholder elects to destroy such documents, the Shareholder shall furnish certificates from appropriate authorized representatives of the Shareholder, its advisors or counsel to the effect that all such copies have been so destroyed.

          6.  Conditions of Closing.

              (a) Conditions Precedent to the Closing Date Obligations of the Shareholders Hereunder. All obligations of the Shareholders under this Agreement with respect to the purchase of the Shares on the Closing Date are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, except to the extent that the Shareholders may waive any one or more thereof:

              (i) The representations and warranties of the Company contained in this Agreement (including the information contained in the schedules delivered pursuant to this Agreement, collectively referred to as the "Representations and Warranties") shall be true on and as of the Closing Date, with the same effect as if said representations and warranties had been made on and as of the Closing Date; the Company shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing; except as disclosed in the Schedules hereto, since the respective dates of the Financial Statements, there shall have been no material adverse change in the business, operations, results of operations or condition (financial or otherwise) of the Company; and the Shareholders shall have been furnished with a certificate of the Company, dated the Closing Date, certifying (A) in such detail as any Shareholder may request, to the fulfillment of the foregoing conditions and (B) that to the best of its knowledge no fact or condition exists or is contemplated or threatened which might result in the future in a material adverse change in the business, operations, results of operations or condition (financial or otherwise) or prospects of the Company.

              (ii) Except as may otherwise have been approved by the Shareholder in writing or as otherwise disclosed to the Shareholders, since the respective dates of the Financial Statements, the business of the Company shall have been conducted only in the ordinary course, and the Shareholders shall have been furnished with a certificate of the Company, dated the Closing Date, certifying, in such detail as any Shareholder may request, to the fulfillment of the foregoing conditions. In this regard, the Company shall deliver schedules supplementary to the schedules delivered pursuant to Section 5(a) hereof, which supplementary schedules shall be dated the Closing Date, and shall show the changes, if any, to the schedules delivered on or prior to the date of execution of this Agreement, and indicate the authority for each such change.

               (iii) The Company shall have obtained and delivered to the Shareholder all necessary consents to the transactions contemplated by this Agreement, which consents shall be in form and substance satisfactory to the Shareholders. The Company shall have supplied or made available all information referred to in Section 5(a).

               (iv) On the Closing Date, (A) there shall be no injunction, restraining order or order of any nature issued by any court of competent jurisdiction which directs that this Agreement or any material transaction contemplated hereby shall not be consummated as herein provided or compels or would compel any Shareholder to dispose of or discontinue the business or a portion of the business of the Company as a result of the consummation of any of the transactions contemplated hereby; and (B) there shall be no suit, action or other proceeding by any person pending before any court or governmental agency, or threatened to be filed or initiated, which, in the opinion of the Shareholders, is likely to result in the restraint or prohibition of the consummation of any transaction contemplated hereby or the obtaining of an amount in payment of damages from or other relief against any of the parties hereto or against any director or officer of any Shareholder or any of its affiliates, in connection with the consummation of any transaction contemplated hereby.

               (v) The Shareholder shall have received a favorable opinion, dated the Closing Date, and addressed to it, of Parker, Duryee, Rosoff & Haft, counsel for the Company, to the effect that:

                      A. The Company is a corporation duly incorporated and organized, validly existing and in good standing under the laws 01 the State of Nevada. The Company has all requisite power and authority to conduct its business as presently conducted and to own properties. The Company has all requisite corporate power and authority to execute, deliver and perform all of its obligations under this Agreement.

                      B. This Agreement and each other agreement executed in connection herewith has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights or remedies generally.

                      C. The Shares have been duly and validly authorized by all necessary action on the part of the Company. When issued and delivered pursuant to the Agreement, the Shares will be duly and validly issued, fully paid and non-assessable.

                      D. The authorized capital stock of the Company consists of 20,000,OOO shares of Common Stock and 5,000,OOO shares of Preferred Stock. Of such authorized capital stock, 1,863,537 shares of Common Stock and no shares of Preferred Stock were validly issued and outstanding on the date hereof. To the best knowledge of such counsel, there are no existing options, warrants, contracts, calls, commitments, demands or other agreements of any character to which the Company is a party relating to the authorized and issued or unissued capital stock of the Company. All of the Common Stock which is issued and outstanding is fully paid and non-assessable. At no time has the Company issued any capital stock not duly authorized on the date of issuance thereof.

                      E. The Company is not subject to or bound by any provision of (a) any law, statute, rule, regulation or judicial or administrative decision, (b) to the best knowledge of such counsel. any mortgage. deed of trust, lease, note, shareholders' agreement, bond, indenture, other instrument or agreement, license, permit, trust, custodianship, other restriction, or (c) to the best knowledge of such counsel any judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator, that would prevent or be violated by or that would result in the creation of any lien or encumbrance as a result of, or under which there would be a default or right of termination as a result of, the execution, delivery and performance by the Company of the Agreement and the consummation of the transactions contemplated thereby. No consent, approval or authorization of or declaration or filing with any person is required for the valid execution, delivery and performance by the Company of the Agreement and the consummation of the transactions contemplated thereby. The consummation of the transactions contemplated hereby do not conflict with any provision of the Company's certificate of incorporation or by-laws.

               (vi) All proceedings, corporate or otherwise, to be taken by the Company in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be satisfactory in form and substance to the Shareholders and the Company shall have made available to counsel for the Shareholders all records and documents relating to the business and affairs of the Company which such counsel may reasonably request in connection with its review as aforesaid.

               (vii) The Company shall have delivered to the Shareholders (a) a copy of the Company's articles of incorporation, including all amendments thereto certified by the Secretary of State of Nevada as of the Closing Date, (b) a certificate from the Secretary of State of the State of Nevada to the effect that the Company is in existence in such jurisdiction and listing all charter documents of such Company on file as of the Closing Date, (c) a certificate from the Secretary of State or other appropriate official in each state or other jurisdiction in which the Company is qualified to do business to the effect that the Company is in good standing in such state as of the Closing Date, and (d) a certificate as to the tax status of the Company from the appropriate officials in Nevada and each other state in which such Company is qualified to do business, each as of the Closing Date.

               (viii) The Board of Directors of the Company shall have approved the consummation of the transactions contemplated by this Agreement and appointed Dr. Floyd Chilton, Glenn J. Kline, James W. Johnson, Santo J. Costa, Sara Brooks Strassle, Doug Edgeton, Bradley J. Undem and Margaret Urquhart new directors of the Company.

               (ix) Ira Keeperman, Patrice Croghan and Maureen Sirull shall resign as directors and officers of the Company effective as of the Closing Date.

               (x) The Company shall deliver to the Shareholders copies of all of the Company's minute books, files, documents, papers, agreements, books of account and records pertaining to the business conducted by the Company prior to the Closing Date.

               (xi) The Company shall have terminated, assigned, transferred, sold or otherwise disposed of each agreement, instrument, property, right or interest listed in the Schedules to Section 5(b) and shall have obtained consents or releases, in form and substance satisfactory to Shareholders, from all applicable third parties.

               (xii) The Company shall have no assets, liabilities, duties, obligations or business activities other than such as shall be expressly agreed by the Shareholders may be retained by the Company, it being understood that Shareholders' agreement may be given or withheld in Shareholders' sole and absolute discretion.

               (xiii) The Shareholders shall have received documents (i) evidencing (i) the termination of the Company's 51% interest in Interallied Restaurant Group of Buffalo, LLC and 25% interest in Interallied Restaurant Group of Rochester, LLC and (ii) the release of the Company from any liabilities or indemnity obligations relating to such joint ventures.

               (xiv) The Shareholders shall have received Nevada and New York Uniform Commercial Code lien and Orange County, New York County and Albany County, New York and County, Nevada judgment searches and Nevada, New York and federal tax lien searches against European American Leasing

          Corporation, Sunnyland Tours, Inc., Interallied Restaurant Group, Inc. and Interallied Group, Inc. showing that there are no current liens or judgments against any of such entities.

               (xv) The Shareholders shall have received evidence that all applicable blue sky filings required by the exchange of the Shares shall have been made by the Company.

               (xvi) The Shareholders shall have received an indemnity letter from Benchmark Capital, dated the Closing Date, in form and substance reasonably satisfactory to the Shareholders.

               (xvii) The Shareholders shall have received a fairness opinion from PMG Capital, in form and substance reasonably satisfactory to the Shareholders, covering the exchange of Shares contemplated in this Agreement.

               (xviii) The Shareholders shall have received a copy of the Notice of Sales of Securities on Form D, dated the Closing Date, for filing with the United States Securities and Exchange Commission.

               (xix) The Shareholders shall have received written confirmation that (i) the agreement between the Company and Humadorables, dated November 4, 1999, (ii) the agreement between the Company and Scarlen Industries, dated July 20, 1999, (iii) the agreement between the Company and H&H Cigar Company, dated November 24, 1999, (iv) the agreement between the Company and Reliable Heat Products, Inc., dated October 15, 1999, and (v) the agreement between the Company and L&L Cigar Distributors, Inc., dated September 12, 1999, have been terminated without liability to either party to such agreements.

               (xx) The Shareholders shall have received written confirmation that the lease between the Company and Cedar Brook Property Corp. for the offices located at 1 Jacqueline Street, New Windsor, New York 12553 has been terminated without liability to either party to such lease.

               (xxi) The Shareholders shall have received written evidence of the transfer of all shares of Dining Experience, Inc., the Company's only subsidiary, to a third party and such third party's release of any obligations of the Company with respect to Dining Experience, Inc.

               (xxii) The Company shall have filed with the SEC and delivered to all holders of Common Stock the information required by Rule 14f-1 of the Exchange Act at least 10 days before the directors specified in
          Section 6(a)(viii) take office.

                  (b) Condition Precedent to the Obligations of the Company Hereunder. All obligations of the Company under this Agreement are subject to: (i) the representations and warranties of the Shareholders contained in this Agreement being true on and as of the Closing Date with the same effect as if said representations and warranties had been made on and as of the Closing Date; (ii) the Shareholders having performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing, including the delivery of the certificates of PT Common Stock required to be delivered to the Company on the Closing Date: and
        (iii) the fulfillment. prior to the Closing, of each of the following conditions, except to the extent the Company may waive any one or more thereof:

                  (i) PTI shall have delivered to the Company (a) a copy of PTI's articles of incorporation, including all amendments thereto certified by the Secretary of State of North Carolina as of the Closing Date, (h) a certificate from the Secretary of State of the State of North Carolina to the effect that PTI is in existence in such jurisdiction and listing all charter documents of PTI on file as of the Closing Date, (c) a certificate from the Secretary of State or other appropriate official in each state or other jurisdiction in which PTI is qualified to do business to the effect that PTI is in good standing in such state as of the Closing Date, and (d) a certificate as to the tax status of PTI from the appropriate officials in North Carolina and each other state in which PTI is qualified to do business, each as of the Closing Date;

                  (ii) PTI shall have delivered to the Company a letter, dated the date of the Closing, stating that, upon consummation of the Closing, the Shareholders Agreement and the IR Agreement shall terminate and be of no further force and effect; and

                  (iii) All of PTI's Series A Preferred Stock and Series B Preferred Stock shall have been converted into shares of PT Common stock and all Warrants to purchase capital stock of PTI shall have been exercised so that the only shares of capital stock of PTI outstanding on the Closing Date shall be the shares of PT Common Stock set forth on Appendix A hereto.

             7 . Survival of Company's Representations and Warranties and Covenants; Indemnification.

                  (a) Representations and Warranties. The Representations and Warranties contained herein and in any certificate, instrument or schedule delivered on the Closing Date, or prior thereto shall be deemed to have been relied upon notwithstanding any investigation heretofore or hereafter made or omitted by the Shareholders and shall continue in full force and effect for three
             (3) years following the Closing Date.

                  (b) Survival of Covenants. All covenants made in this Agreement which by their terms are to be performed after the Closing shall survive the Closing, until they are performed.


                  (c) Indemnification by the Company. The Company shall indemnify and hold harmless the Shareholders and their affiliates, and all of their respective officers, directors, employees, agents, members and shareholders (each an "Indemnitee") to the full extent permitted in law and equity from and against any and all losses, claims actions, costs, damages (including without limitation consequential damages) or expenses (including without limitation reasonable attorneys' fees and expenses) (collectively, "Losses") resulting from, related to or in connection with (i) any misrepresentations, or any non-fulfillment of any representation, warranty, covenant, obligations or agreement by the Company contained in or made pursuant to this Agreement or in any other agreement, officer's certificate or other certificate delivered to the Shareholders in connection with this Agreement, (ii) any litigation, action, claim, proceeding or investigation by any third party relating to or arising out of(x) the business or operations of the Company (or any affiliate controlled by the Company) prior to the Closing Date or (y) the transactions contemplated hereby, and (iii) the enforcement by any Shareholder of its rights pursuant to this Section 7, or any litigation, proceeding or investigation relating to any of the foregoing. In addition, the Company shall advance or reimburse to each Indemnitee, on demand and prior to a final determination, any and all expenses reasonably incurred by such Indemnitee in investigating, preparing for, defending or taking any other action in respect of any such Loss or any proceeding related thereto, whether or not such lndemnitee is a party to such proceeding.

                  (d) None of the representations and warranties of the Shareholders set forth in this Agreement shall effect or in any way impair any Shareholder's ability to pursue any remedies available to it under this Agreement.

               8. Notice and Opportunity to Defend.

                  (a) Notice of Asserted Liability. Promptly after receipt by any Indemnitee of notice of any demand, claim or circumstances which, with the lapse of time, would give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, the Indemnitee shall give notice thereof (the "Claims Notice") (which shall also be given as to any claims resulting from the inaccuracy of any of the Representations or Warranties or the non-fulfillment of a covenant) to any other party (or parties) obligated to provide indemnification pursuant to Section 7 (the "Indemnifying Party"). The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary) of the Loss that has been or may be suffered by the Indemnitee.

                  (b) Opportunity to Defend. The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability.

        If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within 30 days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate with all reasonable requests, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records, other documents or personnel within its control that are necessary or appropriate for such defense.

              9. Waiver or Modification of Agreement. No provision of this Agreement may be amended, waived or otherwise modified except by an instrument in writing signed by the Shareholder's and the Company; provided, however, that any party hereto which is entitled to the benefits of this Agreement may, and has the right to, waive or modify in writing any term or condition hereof for his or its benefit at any time on or prior to the Closing Date.

              10. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

              11. Finders, etc. The Company represents and warrants that neither the Company nor anyone acting on behalf of the Company has made any commitment or done any other act which would create any liability of any other party to this Agreement or the Company for any brokerage, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement. Each Shareholder represents and warrants that, neither it nor anyone acting on its behalf has made any commitment or done any other act which would create any liability for any brokerage, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement.

              12. Press Releases, etc. Except as required by law, neither the Shareholders nor the Company shall issue any press release or other information to the press relating to this Agreement, without the prior written consent of the other party.

              13. Notices, etc. All notices, requests, demands and other communications hereunder shall be given in writing (which includes telex, telecopier, facsimile and other wire transmission):

                    (a) if to or the Shareholders, to the addresses set forth in Appendix A hereto with a copy to:
                        ---------------

                                 Hunton & Williams
                                 200 Park Avenue, 43rd Floor
                                 New York, New York 10166
                                 Attention: Redmond P. Murphy, Esq. Fax:
                                 212-309-l 100

                         (b)     if to the Company, to
                                 ---------------------

                                 Interallied Group, Inc.
                                 One Jacqueline Street
                                 Suite 102
                                 New Windsor, New York 12553
                                 Attention: Ira Keeperman
                                                President


                                 with a copy to:
                                 ---------------

                                 Parker, Duryee, Rosoff & Haft
                                 529 Fifth Avenue
                                 New York, New York 10107
                                 Attention: Michael D. Giovanno, Esq.
                                 Fax: 212-972-9487/88

(or to such other address as such person shall specify by notice hereunder), and shall be deemed to be effective when given in such manner, provided, that any notice given other than in writing by registered or certified mail shall be confirmed in writing by registered or certified mail.

     14. Opinion of Counsel. The Company hereby acknowledges that it has irrevocably instructed its counsel to deliver, to and for the benefit of the addressees thereto, the opinion of such counsel referred to in and required by
Section 6 of this Agreement.

     15. Section and Paragraph Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     16. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     17. Expenses of Parties. Each of the parties hereto shall bear all expenses incurred by such party in connection with this Agreement including, without limitation, the charges of their respective counsel, financial advisors, accountants and finders, if any.

          18. Successors and Assigns. The respective rights and obligations of the parties hereto shall not be assignable without the prior written consent of the other party, except that the Shareholders may freely assign their rights and obligations hereunder to any affiliate of the Shareholder without the prior written consent of the Company. This Agreement shall be binding upon and inure to the benefit of the heirs, distributees, successors and permitted assigns of the parties hereto.

          19. Stock Options. The Company and the Shareholders agree, that upon the Closing Date, the Company shall assume PTI's 1998 Stock Option Plan (the "PTI Option Plan") and all outstanding stock option grants made under that Plan prior to the Closing Date. The Company agrees that as soon as reasonably practical following the Closing Date, it shall (a) amend the PTI Option Plan to provide for the grant of Company Common Stock in lieu of PT Common Stock, (b) convert the stock that can be purchased under the assumed stock option grants from PT Common Stock to Company Common Stock and (c) take such other actions as shall bc ncccssary to convert the PTI Option Plan to a Company-sponsored plan (the "Company Option Plan"), including, but not limited to, reserving Company Common Stock for issuance under the Company Option Plan. The Shareholders and the Company agree that PTI shall be a third party ben&ciary uf this Section 19.

          Each outstanding stock option grant assumed by the Company under this Agreement will continue to have, and be subject to, the same terms and conditions as applied to those grants immediately prior to the Closing Date, except that:

                 (i) each such stock option grant will be exercisable: (or will become exercisable in accordance with its terms) for shares of Company Common Stock equal to twice the number of shares of PT Common Stock issuable (upon exercise) under the option immediately prior to the Closing Date; and

                 (ii) the per share exercise price for the shares of Company Common Stock issuable under such option (upon exercise) shall be equal to one-half of the per share exercise price for PT Common Stock under the option immediately prior to the Closing Date (rounded to the nearest whole cent).

Notwithstanding (ii) above, the per share exercise price for Company Common Stock under each assumed option that is intended to be an "incentive stock option" (within the meaning of Code Section 422) under the PTI Plan shall be adjusted as required by Code Section 424(a) so as not to constitute a modification of the option within the meaning of Code Section 424(h).

          20. Entire and Sole Agreement. This Agreement, including the schedules referred to herein, constitutes the entire agreement between the parties hereto and supersedes all yriur agrecmcnts, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter hereof. None of the parties hereto shall be bound by or charged with any oral or written agreements, representations, warranties, statements, promises, information, arrangements or understandings not specifically set forth in this Agreement or in the schedules, documents and instruments to be delivered on or before the Closing Date in connection with this Agreement. The parties hereto further acknowledge and agree that, in entering into this Agreement and in delivering the schedules, documents and instruments to be delivered on or before the Closing Date they have not in any way relied, and will not in any way rely, upon any oral or written agreements, representations, warranties, statements, promises, information, arrangements or understandings, express or implied, not specifically set forth in this Agreement or in such schedules, documents or instruments.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                    INTERALLIED GROUP, INC.

                                    By: /s/ Maureen Sirull
                                    ---------------------------------
                                    Name:   Maureen Sirull
                                    Title:  Vice President


                                    /s/ Floyd H. Chilton
                                    ---------------------------------
                                    Dr. Floyd H. Chilton


                                    Susan A. Chilton
                                    Ruby J. Chilton
                                    Joshua Andrew Chilton Asset Management Trust
                                    Sarah Mae Chilton Asset Management Trust
                                    Shane Paul Chilton Asset Management Trust
                                    Candice Marie Chilton Asset Management Trust


                                    By: Floyd H. Chilton
                                        -----------------------------
                                    Dr. Floyd H. Chilton
                                    Attorney-in-Fact

                                    /s/ J. Phillips L. Johnston
                                    ----------------------------------
                                    J. Phillips L. Johnston


                                    /s/ James W. Johnston
                                    ----------------------------------
                                    James W. Johnston

                                    /s/ Kenneth M. Tramposch
                                    ----------------------------------
                                    Dr. Kenneth M. Tramposch

                      [signatures continue on next page]

                                     WAKE FOREST UNIVERSITY

                                     By: /s/ Douglas L. Edgeton
                                         ---------------------------------------
                                          Name:   Douglas L. Edgeton
                                          Title:  VP Health Affairs Finance
                                                     and Administration


                                     JOHNS HOPKINS UNIVERSITY

                                     By: /s/ William P. Few, PhD
                                         ---------------------------------------
                                          Name:   William P. Few, PhD
                                          Title:  Assistant Dean and Executive
                                                     Director, Licensing and
                                                     Business Development

                                     BOARD OF TRUSTEES OF THE ENDOWMENT
                                     FUND OF NORTH CAROLINA STATE
                                     UNIVERSITY

                                     By: /s/ George Worsley
                                         ---------------------------------------
                                         Name:    George Worsley
                                         Title:   Treasurer

                                     CENTENNIAL VENTURE PARTNERS, LLC

                                     By: Centennial Venture Management, LLC,
                                         Manager

                                         By: /s/ Glenn J. Kline
                                         ---------------------------------------
                                            Glenn J. Kline, Managing Director
                                                  and Manager

                                     FIRST FLIGHT VENTURE FUND, LLC

                                     By: /s/ David Emmett
                                         ---------------------------------------
                                         David Emmett, Manager


                      [signatures continue on next page]

                                      ACADEMY VENTURE FUND, LLC

                                      By: Academy Ventures, LLC

                                      By: /s/ Glenn J. Kline
                                          --------------------------------------
                                              Glenn J. Kline, Manager

                                      /s/ Charles McCall
                                      ------------------------------------------
                                      Charles McCall


                                      /s/ Marcia McCall
                                      ------------------------------------------
                                      Marcia McCall

                                      /s/ Robert Sherertz
                                      ------------------------------------------
                                      Robert Sherertz

                                      /s/ Elizabeth Sherertz
                                      ------------------------------------------
                                      Elizabeth Sherertz

                                      /s/ Timothy Childress
                                      ------------------------------------------
                                      Timothy Childress

                                      /s/ Jamie Childress
                                      ------------------------------------------
                                      Jamie Childress

                                      /s/ Robert Huffman
                                      ------------------------------------------
                                      Robert Huffman

                                      /s/ Toney Jennings
                                      ------------------------------------------
                                      Toney Jennings



                                      JK VENTURES, INC.

                                      By:  /s/ Joseph A. Kruse
                                           -------------------------------------
                                      Name:    Joseph A. Kruse
                                      Title:   President

                                      /s/ Sara Brooks Strassle
                                      ------------------------------------------
                                      Sara Brooks Strassle

                      [signatures continue on next page]

                                      /s/ William P. Few
                                      ------------------------------------------
                                      William P. Few

                                      /s/ Morris L. Crafton
                                      ------------------------------------------
                                      Morris L. Crafton

                                      /s/ Fletcher Steele
                                      ------------------------------------------
                                      Fletcher Steele

                                      /s/ Russell E. Armistead
                                      ------------------------------------------
                                      Russell E. Armistead

                                      /s/ William Barham
                                      ------------------------------------------
                                      William Barham

                                      /s/ Larry Carroll
                                      ------------------------------------------
                                      Larry Carroll

                                      /s/ Timothy Davis
                                      ------------------------------------------
                                      Timothy Davis

                                      /s/ Kelly Davis
                                      ------------------------------------------
                                      Kelly Davis

                                      /s/ Charles L. Davis
                                      ------------------------------------------
                                      Charles L. Davis

                                      /s/ Judy C. Davis
                                      ------------------------------------------
                                      Judy C. Davis

                                      /s/ Gerald T. Finley
                                      ------------------------------------------
                                      Gerald T. Finley

                                       /s/ Sheryl Finley
                                      ------------------------------------------
                                      Sheryl Finley

                                      /s/ Marvin Gentry
                                      ------------------------------------------
                                      Marvin Gentry

                                      /s/ Richard D. Hancock
                                      ------------------------------------------
                                      Richard D. Hancock

                      [signatures continue on next page]

                                      /s/ Nancy R. Hancock
                                      -----------------------------------------
                                      Nancy R. Hancock

                                      /s/ L. Joe Inman
                                      -----------------------------------------
                                      L. Joe Inman

                                      /s/ Randall S. Keith
                                      -----------------------------------------
                                      Randall S. Keith

                                      /s/ Virginia W. Keith
                                      -----------------------------------------
                                      Virginia W. Keith

                                      /s/ Jerry L. Millsaps
                                      -----------------------------------------
                                      Jerry L. Millsaps

                                      /s/ Cherise B. Millsaps
                                      -----------------------------------------
                                      Cherise B. Millsaps

                                      /s/ Jeff Needham
                                      -----------------------------------------
                                      Jeff Needham

                                      /s/ Britta Needham
                                      -----------------------------------------
                                      Britta Needham

                                      /s/ Thomas J. Pulliam
                                      -----------------------------------------
                                      Thomas J. Pulliam

                                      /s/ Timothy J. Scott
                                      -----------------------------------------
                                      Timothy J. Scott

                                      /s/ Sandra Scott
                                      -----------------------------------------
                                      Sandra Scott

                                      /s/ S. Leroy Smith
                                      -----------------------------------------
                                      S. Leroy Smith

                                      /s/ W. David White
                                      -----------------------------------------
                                      W. David White

                                      /s/ Glenda B. White
                                      -----------------------------------------
                                      Glenda B. White

                                      /s/ Rick Deckelbaum
                                      -----------------------------------------
                                      Rick Deckelbaum

                      [signatures continue on next page]

                                   /s/ Graham Bennett
                                   --------------------------------------------
                                   Graham Bennett

                                   /s/ Richard Ennis
                                   --------------------------------------------
                                   Richard Ennis

                                   /s/ Horace W. Stimoson
                                   --------------------------------------------
                                   Horace W. Stimoson

                                   /s/ Joann Greyser-Stimson
                                   --------------------------------------------
                                   Joann Greyser-Stimson

                                   /s/ C. Alex Kemp
                                   --------------------------------------------
                                   C. Alex Kemp as Custodian for C. Alexander
                                   Kemp, II Under the Georgia Transfers to Minor Act

                     SCHEDULES TO STOCK PURCHASE AGREEMENT

Schedule 5(b)(iii)
None.

Schedule 5(b)(iv)
None.

Schedule 5(b)(v)
None.

Schedule 5(b)(vi)
None.

Schedule 5(b)(vii)
None.

Schedule 5(b)(viii)
None.

Schedule 5(b)(ix)
None.

Schedule 5(b)(x)
None.

Schedule 5b(xi)
None.

Schedule 5(b)(xii)
None.

Schedule 5(b)(xiii)
None.

Schedule 5(b)(xiv)
None.

Schedule 5(b)(xv)
None.

Schedule 5(b)(xvii)
None.

                                                                      Appendix A


----------------------------------------------------------------------------------------------------------
   Name and Address of                      No. of Shares of             No. of Shares of PT
   -------------------
       Shareholder                          Common Stock*                Common Stock*
       -----------                          -------------                -------------
------------------------------------------------------------------------------------------------------
   Dr. Floyd H. Chilton                       1,527,500                  763,750
   Pilot Therapeutics, Inc.
   Albert Hall
   101 North Chestnut Street
   Winston-Salem, NC 27101
------------------------------------------------------------------------------------------------------
   Susan A. Chilton                               7,500                    3,750
   c/o Dr. Floyd H. Chilton
   Pilot Therapeutics, Inc.
   Albert Hall
   101 North Cheslnut Street
   Winston-Salem, NC 27101
------------------------------------------------------------------------------------------------------
   Joshua Andrew Chilton Asset                  100,000                   50.000
   Management Trust
   c/o Dr. Floyd H. Chilton
   Pilot Therapeutics, Inc.
   Albert Hall
   101 North Chestnut Street
   Winston-Salem, NC 27101
------------------------------------------------------------------------------------------------------
   Sarah Mae Chilton Asset                      100,000                   50,000
   Management Trust
   c/o Dr. Floyd H. Chilton
   Pilot Therapeutics, Inc.
   Albert Hall
   101 North Chestnut Street
   Winston-Salem, NC 27101
------------------------------------------------------------------------------------------------------
   Shane Paul Chilton Asset                     100,000                   50,000
   Management Trust
   c/o Dr. Floyd H. Chilton
   Pilot Therapeutics, Inc.
   Albert Hall
   101 North Chestnut Street
   Winston-Salem, NC 27101
------------------------------------------------------------------------------------------------------
   Candice Marie Chilton Asset                  100,000                   50,000
   Management Trust
   c/o Dr. Floyd H. Chilton
   Pilot Therapeutics, Inc.
   Albert Hall
   101 North Chestnut Street
   Winston-Salem, NC 27101
------------------------------------------------------------------------------------------------------

   ----------------------------------------------------------------------------
      Name and Address of            No. of Shares of     No. of Shares of PT
      -------------------
          Shareholder                 Common Stock*          Common Stock*
          -----------                 -------------          -------------
   ----------------------------------------------------------------------------
   Ruby J. Chilton                         15,000                 7,500
   c/o Dr. Floyd H. Chilton
   Pilot Therapeutics, Inc.
   Albert Hall
   101 North Chestnut Street
   Winston-Salem, NC 27101
   ----------------------------------------------------------------------------
   Wake Forest University               1,125,000               562,500
   Medical Center Boulevard
   Winston-Salem, NC 27157
   ----------------------------------------------------------------------------
   James W. Johnston                       67,292                33,646
   Stonemarker Enterprises, Inc.
   380 Knollwood Street, Suite 570
   Winston-Salem, NC 27103
   ----------------------------------------------------------------------------
   Johns Hopkins University                63,250                31,625
   Asthma & Allergy Center
   5501 Hopkins Bayview Circle
   Baltimore, MD 21224
   ----------------------------------------------------------------------------
   Dr. Kenneth M. Tramposch               333,334               166,667
   Pilot Therapeutics, Inc.
   Albert Hall, Suite 254
   101 North Chestnut Street
   Winston-Salem, NC 27101
   ----------------------------------------------------------------------------
   Board of Trustees of the                50,000                25,000
   Endowment Fund of North Carolina
   State University
   North Carolina State University
   Office of Major Giving Programs
   Raleigh, NC 27695
   ----------------------------------------------------------------------------
   J. Phillips L. Johnston                227,092               113,546
   907 Rockford Road
   High Point, North Carolina 27262
   ----------------------------------------------------------------------------
   Sara Brooks Strassle                   253,378               126,689
   803 Holt Drive
   Raleigh, NC 27608
   ----------------------------------------------------------------------------
   Timothy Childress                       15,000                 7,500
   273 Whitaker Chapel Road
   Pilot Mountain, NC 27041
   ----------------------------------------------------------------------------
   Centennial Venture Partners, LLC     1,554,346               777,173
   2 Davis Drive
   Research Triangle Park, NC 27709
   ----------------------------------------------------------------------------

   -----------------------------------------------------------------------------
     Name and Address of               No. of Shares of     No. of Shares of PT
     -------------------
         Shareholder                    Common Stock*          Common Stock*
         -----------                    -------------          -------------
   -----------------------------------------------------------------------------
   Academy Venture Fund, LLC              916,748                   458,374
   11540 North Community House
   Road,
   Suite 150
   Charlotte, NC 28277
   -----------------------------------------------------------------------------
   First Flight Venture Fund, LLC         360,000                   180,000
   2 Davis Drive
   PO Box 13169
   Research Triangle Park, NC
   27709-3169
   -----------------------------------------------------------------------------
   Robert Huffman                          29,482                    14,741
   13750 San Pedro #230
   San Antonio, TX 78232
   -----------------------------------------------------------------------------
   Toney Jennings                          29,482                    14,741
   13750 San Pedro, Suite 785
   San Antonio, Texas 78232
   -----------------------------------------------------------------------------
   JK Ventures, Inc.                       29,482                    14,741
   7 South 505 Donwood Drive
   Naperville, Illinois 60540
   -----------------------------------------------------------------------------
   William P. Few                          29,482                    14,741
   2621 Dover Road
   Raleigh, NC 27608
   -----------------------------------------------------------------------------
   Morris L. Crafton                       44,222                    22,111
   3841 Genevere Lane
   Winston-Salem, North Carolina
   27106
   -----------------------------------------------------------------------------
   Fletcher Steele                         28,940                    14,470
   % Pinehall Brick Co., Inc.
   Post Office Box 11044
   Winston-Salem, NC 27116
   -----------------------------------------------------------------------------
   Charles and Marcia McCall               58,960                    29,480
   501 Corner Stone Court
   Winston-Salem, NC 27104
   -----------------------------------------------------------------------------
   Robert and Elizabeth Sherertz           58,960                    29,480
   3417 Jameson Lane
   Winston-Salem, NC 27106
   -----------------------------------------------------------------------------
   Timothy and Jamie Childress             58,960                    29,480
   273 Whitaker Chapel Road
   Pilot Mountain, NC 27041
   -----------------------------------------------------------------------------

   -----------------------------------------------------------------------------
     Name and Address of               No. of Shares of     No. of Shares of PT
     -------------------
         Shareholder                    Common Stock*          Common Stock*
         -----------                    -------------          -------------
   -----------------------------------------------------------------------------
   Russell E. Armistead                     13,332                  6,666
   465 Burke's Crossing Drive
   Winston-Salem, NC 27104-2523
   -----------------------------------------------------------------------------
   Dr. William Barham                       53,032                 26,516
   123 Greenbridge Drive
   Mt. Airy, NC 27030
   -----------------------------------------------------------------------------
   Larry Carroll                            26,516                 13,258
   1214 SE 60/th/ Ave
   Portland, OR 97215
   -----------------------------------------------------------------------------
   Timothy & Kelly Davis                    26,516                 13,258
   378 Ararat Road
   Pilot Mountain, NC 27041
   -----------------------------------------------------------------------------
   Charles L. & Judy C. Davis               26,516                 13,258
   332 Ararat Road
   Pilot Mountain, NC 27041
   -----------------------------------------------------------------------------
   Gerald T. & Sheryl Finley                26,516                 13,258
   909 Shadowmere Court
   Winston-Salem, NC 27104
   -----------------------------------------------------------------------------
   Marvin Gentry                            26,516                 13,258
   Post Office Box 1212
   King, NC 27021
   -----------------------------------------------------------------------------
   Richard D. & Nancy R. Hancock            53,032                 26,516
   4600 Cooper Road
   Clemmons, NC 27012
   -----------------------------------------------------------------------------
   L. Joe Inman                             26,516                 13,258
   1055 Lions Park Drive
   Walnut Cove, NC 27052
   -----------------------------------------------------------------------------
   Dr. Randall                              26,516                 13,258
   S. & Virginia W. Keith
   Post Office Box 1183
   Pilot Mountain, NC 27041
   -----------------------------------------------------------------------------
   Jerry L. & Cherise B. Millsaps           26,516                 13,258
   166 Rolling Acres Lane
   Ararat, NC 27007
   -----------------------------------------------------------------------------
   Jeff & Britta Needham                    39,774                 19,887
   442 Armstrong Road
   Pilot Mountain, NC 27041
   -----------------------------------------------------------------------------
   Thomas J. Pulliam                        39,774                 19,887
   321 Banbury Road
   Winston-Salem, NC 27104
   -----------------------------------------------------------------------------

   -----------------------------------------------------------------------------
     Name and Address of               No. of Shares of     No. of Shares of PT
     -------------------
         Shareholder                    Common Stock*          Common Stock*
         -----------                    -------------          -------------
   -----------------------------------------------------------------------------
   Timothy J. & Sandra Scott                 26,516                 13,258
   245 Sam Marion Road
   Pinnacle, NC 27043
   -----------------------------------------------------------------------------
   S. Leroy Smith                            26,516                 13,258
   3868 Piney Mountain Road
   Walnut Cove, NC 27052
   -----------------------------------------------------------------------------
   W. David & Glenda B. White                26,516                 13,258
   157 Foxcroft Drive
   Mt. Airy, NC 27030
   -----------------------------------------------------------------------------
   Graham Bennett                            26,110                 13,055
   c/o Quality Oil Company
   1540 Silas Creek Parkway
   Winston-Salem, NC 27127
   -----------------------------------------------------------------------------
   Rick Deckelbaum                           13,054                  6,527
   7521 Mourning Dove Road, Suite
   101
   Raleigh, North Carolina 27615
   -----------------------------------------------------------------------------
   Horace W. Stimson                         20,000                 10,000
   1931 Horseshoe Road
   Westfield, North Carolina 27053
   -----------------------------------------------------------------------------
   JoAnn Stimson                             20,000                 10,000
   1931 Horseshoe Road
   Westfield, North Carolina 27053
   -----------------------------------------------------------------------------
   Richard Ennis                             26,110                 13,055
   701 Foxtail
   Bethany Beach, Delaware 19930
   -----------------------------------------------------------------------------
   Mr. C. Alex Kemp as Custodian for         26,110                 13,055
   C. Alexander Kemp, II, Under the
   Georgia Transfers to Minors Act
   1804 King Road
   Tifton, Georgia 31794
   -----------------------------------------------------------------------------

                           Total:         7,905,414              3,952,707
   -----------------------------------------------------------------------------

*The number of shares of PT Common Stock owned by each Shareholder, and the corresponding number of Shares of Common Stock shown for each Shareholder in Appendix A, assumes the prior (i) conversion of all shares of PT Series A Preferred Stock and PT Series B Preferred Stock owned by such Shareholder and
(ii) exercise of all warrants to purchase shares of PT Common Stock owned by such Shareholder with the aggregate exercise price therefor paid by withholding shares of PT Common Stock otherwise issuable.

                                                                      Appendix B

                        EXISTING OBLIGATIONS OF COMPANY

                                                           Amount of Shares of
                                                         Company Common Stock to
Amount of Obligation     Description of Obligation       be received by Assignee
--------------------     -------------------------       -----------------------
      $168,000         Legal fees, accounting fees                 48,000
                       printing fees, lease and loans.

                                                                      Appendix C

                        CURRENT OUTSTANDING PTI OPTIONS


NAME                                   DATE OF                   NO. OF SHARES
----                                   -------                   -------------
                                       GRANT
                                       -----
Fordham-Meier                          6/1/99                    75,000
Strassle                               6/1/99 (restated on        7,500
                                       12/29/00)
Undem                                  6/1/99                    15,000
J. Johnston                            6/1/99                    10,834
Surette                                12/10/99                  40,000
Koumenis                               12/10/99                  15,000
Century Capital Associates             3/9/00                    10,000
Costa                                  1/14/00                   15,000
Strassle                               3/16/00 (restated on      15,552
                                       12/29/00)
Tramposch                              3/16/00                   18,000
Fordham-Meier                          3/16/00                   15,000
Surette                                3/16/00                   12,000
Koumenis                               3/16/00                    5,000
Armistead                              3/14/01 (eff. 1/8)        50,000
Undem                                  3/8/01                    15,000
Strassle                               3/8/01                    15,000
Johnston                               3/8/01                    15,000
Costa                                  3/8/01                    15,000
Chilton                                4/10/01                   15,000
Trampsoch                              4/10/01                   15,000
Surette                                4/10/01                   10,000
Fordham-Meier                          4/10/01                   10,000
Koumenis                               4/10/01                    7,000
Edens                                  4/10/01                   10,000
Bossie                                 4/10/01                    2,000
Logemann                               4/10/01                    5,000
Childress                              5/1/01 (restated          21,000

                                       7/3/01)

Higson                                 5/1/01                   7,200

Urquhart                               5/10/01                 15,000

Hintze                                 6/15/01                  6,400

Higson                                 6/26/01                  4,000

Hintze*                                8/6/01                  30,000

Parker*                                8/6/01 (eff. 8/13/01)   10,000

Various Optionees**                    8/9/01                  43,210


*agreements evidencing options not yet executed

**options granted to various employees and directors, conditional on closing of the stock exchange contemplated by this Stock Exchange Agreement; agreements evidencing options not yet executed

                                       2